UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 3, 2008
Royal Gold, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13357	84-0835164
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
1660 Wynkoop Street, Suite 1000, Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 303-573-1660
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On November 3, 2008, the Audit Committee of the Board of Directors of Royal Gold, Inc. (the “Company”) determined that due to an error in accounting for revenue from certain royalty interests, the Company’s previously issued financial statements for fiscal year ended June 30, 2008 and for each of the quarters comprising the fiscal year can no longer be relied upon and should be restated. As part of the Company’s royalty monitoring program, Royal Gold has identified a $3.1 million overpayment from Barrick Gold Corporation (“Barrick”) with respect to the Company’s GSR1 and GSR2 royalties at the Cortez Pipeline Mining Complex, which the Company received and had previously recognized as royalty revenue. The overpayment of the royalty was the result of Barrick incorrectly including non-Royal Gold royalty production in the Company’s quarterly GSR1 and GSR2 royalty payments, principally during fiscal year 2008. The Company failed to note these overpayments and incorrectly included them in revenue. The effect of the restatement on our fiscal year 2008 results of operations reduced royalty revenues by $3.1 million from $69.4 million to $66.3 million, reduced net income by $2.1 million from $26.1 million to $24.0 million, and reduced earnings per share by $0.07 from $0.69 to $0.62. The Company intends to file an amended Annual Report on Form 10-K/A for fiscal year 2008 on or before November 10, 2008. While management expects to report the estimated impacts described above, there can be no assurance that the final adjustments that are made as part of the restatement will not differ materially from these estimates.
As a result of the error, management has reassessed the Company’s controls and procedures, including internal controls over financial reporting as of June 30, 2008. Management has concluded that there was a deficiency in the operating effectiveness of the Company’s controls in place over the accuracy of royalty revenue which constituted a material weakness in the Company’s disclosure controls and procedures and internal controls over financial reporting. Management’s conclusions regarding disclosure controls and procedures and report on internal control over financial reporting will be included in the amended Annual Report on Form 10-K/A for fiscal year 2008. In response to the error, management is working to enhance its controls and procedures over its royalty monitoring program to ensure that royalty payments associated with production that is not subject to the Company's royalty interests is properly reconciled and reviewed on a timely basis.
The Audit Committee and management have discussed the matters set forth in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.
Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding the quantitative effects of the restatement and effectiveness of any changes in disclosure controls or procedures, or internal control over financial reporting. Factors that could cause actual results and the restatement’s quantitative effects include, among others, the risk that additional information may arise during the completion of the Company’s work on the restatement, the Company’s independent auditor’s review of the restated financial statements, the Audit Committee’s final review of the restated financial statements, the Company’s ability to successfully remediate identified control deficiencies, litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters, other subsequent events, as well as other factors described elsewhere in this press release and in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Certain of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release dated November 4, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)
By:	/s/ Karen Gross
Name:	Karen Gross
Title:	Vice President & Corporate Secretary

Dated: November 4, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 4, 2008.